CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 25 to the Registration Statement (Form N-1A, No. 811-21558) of Pioneer Short Term Income Fund, and to the incorporation by reference of our report, dated October 27, 2017, on Pioneer Short Term Income Fund included in the Annual Reports to Shareholders for the fiscal year ended
August 31, 2017.



		           /s/ Ernst & Young LLP



Boston, Massachusetts
December 22, 2017